	KELLEY DRYE & WARREN llp A LIMITED LIABILITY PARTNERSHIP 101 PARK AVENUE NEW YORK, NY 10178 (212) 808-7800	Exhibit 5.1
WASHINGTON,DC LOS ANGELES,CA CHICAGO,IL HOUSTON,TX PARSIPPANY,NJ STAMFORD, CT BRUSSELS, BELGIUM AFFILIATE OFFICE MUMBAI, INDIA		FACSIMILE (212) 808-7897 www.kelleydrye.com

July 20, 2018

Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Fusion Connect, Inc., a Delaware corporation (the “Corporation”) in connection with the Corporation’s filing of the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of up to 1,523,812 issued and outstanding shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share, by selling stockholders identified in the Registration Statement.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of Certificate of Incorporation and By-Laws of the Corporation, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Corporation, the Registration Statement, the Corporation’s public securities filings and such other documents relating to the Corporation as we have deemed material for the purposes of this opinion.

In arriving at the opinion set forth below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Corporation and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and we have relied upon factual matters contained in the representations and warranties of the Corporation.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we hereby advise you that, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for the Corporation’s benefit in connection with the offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Kelley Drye & Warren LLP
KELLEY DRYE & WARREN LLP